Exhibit 99.1

Tenet Reports Third Quarter Adjusted EBITDA Growth of 40% to $269 Million

5.8% Growth in Net Operating Revenues

1.4% Increase in Adjusted Admissions

6.3% Growth in Outpatient Surgeries

3.7% Increase in Net Patient revenue per Adjusted Admission

DALLAS — November 7, 2012 — Tenet Healthcare Corporation (NYSE:THC) today reported Adjusted EBITDA of $269 million for the third quarter ended September 30, 2012, an increase of $77 million, or 40 percent, as compared to Adjusted EBITDA of $192 million in the third quarter of 2011. Net income attributable to common shareholders was $40 million, or $0.37 per diluted share, compared to $6 million, or $0.05 per diluted share in the third quarter of 2011.

“Strong revenue growth and disciplined cost control continue to drive our solid financial performance,” said Trevor Fetter, president and chief executive officer. “Adjusted EBITDA increased 40 percent to create the Company’s strongest third quarter in the last ten years. Net revenues grew by 5.8 percent reflecting strong volume increases and continued pricing strength. Our volume growth was one of the strongest in the investor-owned healthcare provider sector, and we recorded our eighth consecutive quarter of positive growth in adjusted admissions. Volume growth was led by a 6.3 percent increase in outpatient surgeries. Cost control was excellent. Conifer Health Solutions, Tenet’s services business, reported another solid quarter contributing $24 million to Adjusted EBITDA.”

“As we look to the fourth quarter, state officials in California recently informed the hospital industry that the managed care portion of the California Provider Fee program is not likely to be approved in 2012,” said Mr. Fetter. “This program had been expected to contribute more than $40 million to Adjusted EBITDA in the fourth quarter. We now expect these earnings to be recognized in 2013. As a result of this delay and recent trends in volumes and payer mix, we now expect Adjusted EBITDA of approximately $1.2 billion for 2012.”

Discussion of Results  (Percentage changes compare Q3’12 to Q3’11, unless otherwise noted.)

In the third quarter, adjusted admissions increased by 1.4 percent, and total admissions declined by 0.5 percent. Outpatient surgeries extended their strong growth trend increasing by 6.3 percent and total emergency department visits increased by 4.9 percent.

Net operating revenues were $2.221 billion, an increase of $121 million, or 5.8 percent, compared to net operating revenues of $2.100 billion in the third quarter of 2011.

Bad debt expense as a percent of revenues was 8.5 percent, an increase of 20 basis points compared to 8.3 percent in the third quarter of 2011. The increase in bad debt expense was largely the result of the 7.9 percent increase in uninsured and charity outpatient visits.

Net patient revenue per adjusted admission was $11,579, an increase of 3.7 percent. This pricing increase primarily reflects improved terms in our contracts with commercial managed care payers.

Selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased by only 1.5 percent on a per adjusted admission basis. This favorable cost performance exceeded the Company’s expectations for the quarter. Supply costs were extremely well-controlled, declining 2.2 percent per adjusted admission.

Cash and cash equivalents were $83 million at September 30, 2012 compared to $82 million at June 30, 2012. The balance on the Company’s bank line was $175 million at September 30, 2012, a reduction of $25 million as compared to a balance of $200 million as of June 30, 2012. Approximately $60 million of California Provider Fee program revenues have been recognized in Adjusted EBITDA in 2012 that have not yet been received.

Outlook for Adjusted EBITDA in Fourth Quarter 2012 and Full Year 2013

The outlook range for Adjusted EBITDA in the fourth quarter of 2012 is $313 million to $353 million. This range reflects the delayed recognition of the revenue from the managed care portion of the California Provider Fee program into 2013. The Company’s Outlook for 2013 Adjusted EBITDA is in a range of $1.325 billion to $1.425 billion, slightly above analyst consensus estimates.

Management’s Webcast Discussion of Third Quarter Results

Tenet management will discuss the Company’s third quarter 2012 results on a 9:00 AM (ET) webcast on November 7, 2012.  This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 49 hospitals, over 100 free-standing outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers that serves more than 500 hospital and health care entities nationwide.  Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve.  For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

This document contains “forward-looking statements” — that is, statements relating to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended Dec. 31, 2011, our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements contained in this press release as a result of new information or future events or developments.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
(Dollars in millions except per share amounts)	2012	%	2011	%	Change

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,427		$2,289		6.0%
Less: Provision for doubtful accounts	206		189		9.0%
Net operating revenues	2,221	100.0%	2,100	100.0%	5.8%
Operating expenses:
Salaries, wages and benefits	1,050	47.3%	1,002	47.7%	4.8%
Supplies	376	16.9%	379	18.0%	(0.8)%
Other operating expenses, net	539	24.2%	527	25.1%	2.3%
Electronic health record incentives	(13)	(0.6)%	—	—%	(100.0)%
Depreciation and amortization	110	5.0%	100	4.8%	10.0%
Impairment of long-lived assets and goodwill, and restructuring charges, net	6	0.3%	8	0.4%
Litigation and investigation costs	—	—%	5	0.2%
Operating income	153	6.9%	79	3.8%
Interest expense	(103)		(59)
Investment earnings	1		1
Income from continuing operations, before income taxes	51		21
Income tax expense	(18)		(4)
Income from continuing operations, before discontinued operations	33		17
Discontinued operations:
Income (loss) from operations	4		(2)
Net losses on sales of facilities	(1)		—
Income tax expense	(4)		—
Loss from discontinued operations	(1)		(2)
Net income	32		15
Less: Preferred stock dividends	1		6
Less: Net income (loss) attributable to noncontrolling interests	(9)		3
Net income attributable to Tenet Healthcare Corporation common shareholders	$40		$6

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$30		$8
Income (loss) from discontinued operations, net of tax	10		(2)
Net income attributable to Tenet Healthcare Corporation common shareholders	$40		$6

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.29		$0.07
Discontinued operations	0.09		(0.02)
	$0.38		$0.05
Diluted
Continuing operations	$0.28		$0.07
Discontinued operations	0.09		(0.02)
	$0.37		$0.05
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,244		117,188
Diluted	107,311		120,908

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions except per share amounts)	2012	%	2011	%	Change

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$7,373		$7,018		5.1%
Less: Provision for doubtful accounts	585		536		9.1%
Net operating revenues	6,788	100.0%	6,482	100.0%	4.7%
Operating expenses:
Salaries, wages and benefits	3,166	46.7%	3,001	46.3%	5.5%
Supplies	1,164	17.1%	1,167	18.0%	(0.3)%
Other operating expenses, net	1,604	23.7%	1,526	23.5%	5.1%
Electronic health record incentives	(13)	(0.2)%	(50)	(0.8)%	(74.0)%
Depreciation and amortization	314	4.6%	298	4.6%	5.4%
Impairment of long-lived assets and goodwill, and restructuring charges, net	12	0.2%	18	0.3%
Litigation and investigation costs	3	—%	24	0.4%
Operating income	538	7.9%	498	7.7%
Interest expense	(303)		(275)
Investment earnings	2		3
Income from continuing operations, before income taxes	237		226
Income tax expense	(90)		(73)
Income from continuing operations, before discontinued operations	147		153
Discontinued operations:
Income (loss) from operations	7		(17)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(100)		—
Net gains on sales of facilities	1		—
Income tax benefit	24		24
Income (loss) from discontinued operations	(68)		7
Net income	79		160
Less: Preferred stock dividends	11		18
Less: Net income (loss) attributable to noncontrolling interests	(24)		8
Net income attributable to Tenet Healthcare Corporation common shareholders	$92		$134

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$129		$128
Income (loss) from discontinued operations, net of tax	(37)		6
Net income attributable to Tenet Healthcare Corporation common shareholders	$92		$134

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$1.25		$1.06
Discontinued operations	(0.36)		0.05
	$0.89		$1.11
Diluted
Continuing operations	$1.21		$1.03
Discontinued operations	(0.35)		0.05
	$0.86		$1.08
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,613		120,204
Diluted	106,904		124,466

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$83	$113
Accounts receivable, less allowance for doubtful accounts	1,338	1,278
Inventories of supplies, at cost	154	161
Income tax receivable	13	7
Current portion of deferred income taxes	394	418
Assets held for sale	—	2
Other current assets	502	378
Total current assets	2,484	2,357
Investments and other assets	126	156
Deferred income taxes, net of current portion	338	374
Property and equipment, at cost, less accumulated depreciation and amortization	4,173	4,350
Goodwill	771	736
Other intangible assets, at cost, less accumulated amortization	578	489
Total assets	$8,470	$8,462

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$243	$66
Accounts payable	629	760
Accrued compensation and benefits	379	376
Professional and general liability reserves	72	75
Accrued interest payable	110	112
Accrued legal settlement costs	7	64
Other current liabilities	389	362
Total current liabilities	1,829	1,815
Long-term debt, net of current portion	4,508	4,294
Professional and general liability reserves	322	337
Accrued legal settlement costs	2	2
Other long-term liabilities	524	506
Total liabilities	7,185	6,954
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	16	16
Equity:
Shareholders’ equity:
Preferred stock	45	334
Common stock	7	7
Additional paid-in capital	4,437	4,427
Accumulated other comprehensive loss	(49)	(52)
Accumulated deficit	(1,337)	(1,440)
Common stock in treasury, at cost	(1,879)	(1,853)
Total shareholders’ equity	1,224	1,423
Noncontrolling interests	45	69
Total equity	1,269	1,492
Total liabilities and equity	$8,470	$8,462

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions)	2012	2011
Net income	$79	$160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	314	298
Provision for doubtful accounts	585	536
Deferred income tax expense	58	102
Stock-based compensation expense	24	17
Impairment of long-lived assets and goodwill, and restructuring charges, net	12	18
Litigation and investigation costs	3	24
Amortization of debt discount and debt issuance costs	16	23
Pre-tax loss from discontinued operations	92	17
Other items, net	(7)	(10)
Changes in cash from changes in operating assets and liabilities:
Accounts receivable	(653)	(618)
Inventories and other current assets	(106)	(32)
Income taxes	(2)	(44)
Accounts payable, accrued expenses and other current liabilities	(23)	(96)
Other long-term liabilities	20	(10)
Payments against reserves for restructuring charges and litigation costs and settlements	(56)	(27)
Net cash used in operating activities from discontinued operations, excluding income taxes	(19)	(34)
Net cash provided by operating activities	337	324
Cash flows from investing activities:
Purchases of property and equipment—continuing operations	(358)	(294)
Purchases of property and equipment—discontinued operations	(2)	(4)
Purchases of businesses or joint venture interests	(38)	(56)
Proceeds from sales of facilities and other assets — discontinued operations	45	—
Proceeds from sales of marketable securities, long-term investments and other assets	9	31
Other items, net	(2)	(1)
Net cash used in investing activities	(346)	(324)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,458)	—
Proceeds from borrowings under credit facility	1,553	—
Repayments of other borrowings	(76)	(4)
Proceeds from other borrowings	292	—
Repurchases of preferred stock	(292)	—
Deferred debt issuance costs	(3)	—
Repurchases of common stock	(26)	(196)
Cash dividends on preferred stock	(13)	(18)
Distributions paid to noncontrolling interests	(9)	(8)
Other items, net	11	6
Net cash used in financing activities	(21)	(220)
Net decrease in cash and cash equivalents	(30)	(220)
Cash and cash equivalents at beginning of period	113	405
Cash and cash equivalents at end of period	$83	$185
Supplemental disclosures:
Interest paid, net of capitalized interest	$(288)	$(255)
Income tax (payments) refunds, net	$(9)	$9

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended September 30,				Nine Months Ended September 30,
admission and per visit amounts)	2012	2011	Change		2012	2011	Change

Net inpatient revenues	$1,501	$1,444	3.9%		$4,656	$4,529	2.8%
Net outpatient revenues	$789	$734	7.5%		$2,346	$2,192	7.0%

Number of acute care hospitals (at end of period)	49	49	—	*	49	49	—	*
Licensed beds (at end of period)	13,216	13,119	0.7%		13,216	13,119	0.7%
Average licensed beds	13,216	13,106	0.8%		13,177	13,113	0.5%
Utilization of licensed beds	47.8%	49.1%	(1.3)%	*	49.5%	50.9%	(1.4)%	*
Patient days	580,594	591,948	(1.9)%		1,788,490	1,823,397	(1.9)%
Adjusted patient days	911,233	909,960	0.1%		2,778,244	2,770,685	0.3%
Net inpatient revenue per patient day	$2,585	$2,439	6.0%		$2,603	$2,484	4.8%
Total admissions	124,869	125,458	(0.5)%		381,195	382,487	(0.3)%
Adjusted patient admissions	197,778	194,965	1.4%		597,570	586,395	1.9%
Net inpatient revenue per admission	$12,021	$11,510	4.4%		$12,214	$11,841	3.2%
Average length of stay (days)	4.65	4.72	(1.5)%		4.69	4.77	(1.7)%
Total surgeries	94,260	92,574	1.8%		282,910	271,086	4.4%
Outpatient visits	1,035,236	987,318	4.9%		3,113,615	2,971,933	4.8%
Net outpatient revenue per visit	$762	$743	2.6%		$753	$738	2.0%

Sources of net patient revenue
Medicare	22.1%	22.5%	(0.4)%	*	23.8%	23.1%	0.7%	*
Medicaid	7.7%	8.0%	(0.3)%	*	8.4%	9.1%	(0.7)%	*
Managed care	58.9%	58.2%	0.7%	*	57.2%	57.0%	0.2%	*
Indemnity, self-pay and other	11.3%	11.3%	—%	*	10.6%	10.8%	(0.2)%	*

*   This change is the difference between the 2012 and 2011 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2012 by Calendar Quarter

(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in millions except per share amounts)	03/31/12	06/30/12	09/30/12	09/30/12

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,491	$2,455	$2,427	$7,373
Less: Provision for doubtful accounts	189	190	206	585
Net operating revenues	2,302	2,265	2,221	6,788
Operating expenses:
Salaries, wages and benefits	1,062	1,054	1,050	3,166
Supplies	399	389	376	1,164
Other operating expenses, net	531	534	539	1,604
Electronic health record incentives	—	—	(13)	(13)
Depreciation and amortization	100	104	110	314
Impairment of long-lived assets and goodwill, and restructuring charges, net	3	3	6	12
Litigation and investigation costs	2	1	—	3
Operating income	205	180	153	538
Interest expense	(98)	(102)	(103)	(303)
Investment earnings	1	—	1	2
Income from continuing operations, before income taxes	108	78	51	237
Income tax expense	(42)	(30)	(18)	(90)
Income from continuing operations, before discontinued operations	66	48	33	147
Discontinued operations:
Income from operations	2	1	4	7
Impairment of long-lived assets and goodwill, and restructuring charges, net	—	(100)	—	(100)
Net gains (losses) on sales of facilities	—	2	(1)	1
Income tax benefit (expense)	(1)	29	(4)	24
Income (loss) from discontinued operations	1	(68)	(1)	(68)
Net income	67	(20)	32	79
Less: Preferred stock dividends	6	4	1	11
Less: Net income (loss) attributable to noncontrolling interests	3	(18)	(9)	(24)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$58	$(6)	$40	$92

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$57	$42	$30	$129
Income (loss) from discontinued operations, net of tax	1	(48)	10	(37)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$58	$(6)	$40	$92

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.55	$0.40	$0.29	$1.25
Discontinued operations	0.01	(0.46)	0.09	(0.36)
	$0.56	$(0.06)	$0.38	$0.89
Diluted
Continuing operations	$0.52	$0.39	$0.28	$1.21
Discontinued operations	0.01	(0.45)	0.09	(0.35)
	$0.53	$(0.06)	$0.37	$0.86
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,843	103,753	104,244	103,613
Diluted	121,218	106,927	107,311	106,904

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

(Unaudited)

				Nine Months
(Dollars in millions except per patient day, per	Three Months Ended			Ended
admission and per visit amounts)	03/31/12	06/30/12	09/30/12	09/30/12

Net inpatient revenues	$1,607	$1,548	$1,501	$4,656
Net outpatient revenues	$766	$791	$789	$2,346

Number of acute care hospitals (at end of period)	49	49	49	49
Licensed beds (at end of period)	13,175	13,176	13,216	13,216
Average licensed beds	13,138	13,176	13,216	13,177
Utilization of licensed beds	51.6%	49.2%	47.8%	49.5%
Patient days	617,459	590,437	580,594	1,788,490
Adjusted patient days	947,116	919,895	911,233	2,778,244
Net inpatient revenue per patient day	$2,603	$2,622	$2,585	$2,603
Total admissions	131,190	125,136	124,869	381,195
Adjusted patient admissions	202,860	196,932	197,778	597,570
Net inpatient revenue per admission	$12,249	$12,371	$12,021	$12,214
Average length of stay (days)	4.71	4.72	4.65	4.69
Total surgeries	93,228	95,422	94,260	282,910
Outpatient visits	1,031,611	1,046,768	1,035,236	3,113,615
Net outpatient revenue per visit	$743	$756	$762	$753

Sources of net patient revenue
Medicare	26.5%	22.7%	22.1%	23.8%
Medicaid	7.5%	10.0%	7.7%	8.4%
Managed care	55.9%	56.8%	58.9%	57.2%
Indemnity, self-pay and other	10.1%	10.5%	11.3%	10.6%

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2011 by Calendar Quarter

(Unaudited)

	Three Months Ended				Year Ended
(Dollars in millions except per share amounts)	03/31/11	06/30/11	09/30/11	12/31/11	12/31/11

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,429	$2,300	$2,289	$2,353	$9,371
Less: Provision for doubtful accounts	179	168	189	181	717
Net operating revenues	2,250	2,132	2,100	2,172	8,654
Operating expenses:
Salaries, wages and benefits	1,017	982	1,002	1,014	4,015
Supplies	396	392	379	381	1,548
Other operating expenses, net	491	508	527	494	2,020
Electronic health record incentives	(25)	(25)	—	(5)	(55)
Depreciation and amortization	98	100	100	100	398
Impairment of long-lived assets and goodwill, and restructuring charges, net	8	2	8	2	20
Litigation and investigation costs	11	8	5	31	55
Operating income	254	165	79	155	653
Interest expense	(118)	(98)	(59)	(100)	(375)
Loss from early extinguishment of debt	—	—	—	(117)	(117)
Investment earnings	1	1	1	—	3
Income (loss) from continuing operations, before income taxes	137	68	21	(62)	164
Income tax benefit (expense)	(50)	(19)	(4)	12	(61)
Income (loss) from continuing operations, before discontinued operations	87	49	17	(50)	103
Discontinued operations:
Loss from operations	(10)	(5)	(2)	(1)	(18)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—	—	—	(6)	(6)
Litigation settlements, and investigation costs	—	—	—	(17)	(17)
Income tax benefit	5	19	—	8	32
Income (loss) from discontinued operations	(5)	14	(2)	(16)	(9)
Net income (loss)	82	63	15	(66)	94
Less: Preferred stock dividends	6	6	6	6	24
Less: Net income attributable to noncontrolling interests	3	2	3	4	12
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$80	$40	$8	$(60)	$68
Income (loss) from discontinued operations, net of tax	(7)	15	(2)	(16)	(10)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.66	$0.33	$0.07	$(0.55)	$0.58
Discontinued operations	(0.06)	0.12	(0.02)	(0.15)	(0.09)
	$0.60	$0.45	$0.05	$(0.70)	$0.49
Diluted
Continuing operations	$0.61	$0.32	$0.07	$(0.55)	$0.56
Discontinued operations	(0.05)	0.12	(0.02)	(0.15)	(0.08)
	$0.56	$0.44	$0.05	$(0.70)	$0.48
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	121,726	121,699	117,188	108,114	117,182
Diluted	141,295	125,937	120,908	108,114	121,295

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended				Year Ended
admission and per visit amounts)	03/31/11	06/30/11	09/30/11	12/31/11	12/31/11

Net inpatient revenues	$1,619	$1,466	$1,444	$1,499	$6,028
Net outpatient revenues	$720	$738	$734	$736	$2,928

Number of acute care hospitals (at end of period)	49	49	49	49	49
Licensed beds (at end of period)	13,123	13,086	13,119	13,119	13,119
Average licensed beds	13,123	13,111	13,106	13,119	13,115
Utilization of licensed beds	53.8%	50.0%	49.1%	48.9%	50.4%
Patient days	635,463	595,986	591,948	589,848	2,413,245
Adjusted patient days	948,356	912,369	909,960	902,762	3,673,447
Net inpatient revenue per patient day	$2,548	$2,460	$2,439	$2,541	$2,498
Total admissions	131,437	125,592	125,458	125,347	507,834
Adjusted patient admissions	197,459	193,971	194,965	193,631	780,026
Net inpatient revenue per admission	$12,318	$11,673	$11,510	$11,959	$11,870
Average length of stay (days)	4.83	4.75	4.72	4.71	4.75
Total surgeries	87,507	91,005	92,574	91,200	362,286
Outpatient visits	990,411	994,204	987,318	982,083	3,954,016
Net outpatient revenue per visit	$727	$742	$743	$749	$741

Sources of net patient revenue
Medicare	23.2%	23.5%	22.5%	23.1%	23.1%
Medicaid	11.5%	7.5%	8.0%	8.6%	9.0%
Managed care	54.6%	58.2%	58.2%	58.1%	57.2%
Indemnity, self-pay and other	10.7%	10.8%	11.3%	10.2%	10.7%

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

			September 30,	December 31,
			2012	2011
Assets
Hospital Operations and other			$8,381	$8,389
Conifer			89	73
Total			$8,470	$8,462

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Capital expenditures:
Hospital Operations and other	$105	$98	$352	$289
Conifer	3	2	8	9
Total	$108	$100	$360	$298

Net operating revenues:
Hospital Operations and other	$2,193	$2,076	$6,725	$6,425
Conifer
Tenet	94	68	274	192
Other customers	28	24	63	57
	2,315	2,168	7,062	6,674
Intercompany eliminations	(94)	(68)	(274)	(192)
Total	$2,221	$2,100	$6,788	$6,482

Adjusted EBITDA:
Hospital Operations and other	$245	$180	$793	$812
Conifer	24	12	74	26
Total	$269	$192	$867	$838

Depreciation and amortization:
Hospital Operations and other	$108	$98	$307	$292
Conifer	2	2	7	6
Total	$110	$100	$314	$298

Adjusted EBITDA	$269	$192	$867	$838
Depreciation and amortization	(110)	(100)	(314)	(298)
Interest expenses	(103)	(59)	(303)	(275)
Litigation and investigation costs	—	(5)	(3)	(24)
Impairments of long-lived assets	(6)	(8)	(12)	(18)
Investment earnings	1	1	2	3
Income before income taxes	$51	$21	$237	$226

Due to the fact that Conifer’s revenues from providing services to Tenet’s hospitals were based on third-party billing terms in 2012 but not in 2011, the following table presents 2012 Adjusted EBITDA on a comparable basis to the 2011 presentation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Adjusted supplemental EBITDA:
Hospital Operations and other	$260	$180	$840	$812
Conifer	9	12	27	26
Total	$269	$192	$867	$838

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and nine months ended September 30, 2012 and 2011.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2012	2011	2012	2011
Net income attributable to Tenet Healthcare Corporation common shareholders	$40	$6	$92	$134
Less: Net (income) loss attributable to noncontrolling interests	9	(3)	24	(8)
Preferred stock dividends	(1)	(6)	(11)	(18)
Income (loss) from discontinued operations, net of tax	(1)	(2)	(68)	7
Income from continuing operations	33	17	147	153
Income tax expense	(18)	(4)	(90)	(73)
Investment earnings	1	1	2	3
Interest expense	(103)	(59)	(303)	(275)
Operating income	153	79	538	498
Litigation and investigation costs	—	(5)	(3)	(24)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(6)	(8)	(12)	(18)
Depreciation and amortization	(110)	(100)	(314)	(298)
Adjusted EBITDA	$269	$192	$867	$838

Net operating revenues	$2,221	$2,100	$6,788	$6,482

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.1%	9.1%	12.8%	12.9%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Outlook Adjusted EBITDA to
Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for Years Ending December 31, 2012 and 2013

(Unaudited)

	2012		2013
(Dollars in Millions)	Low	High	Low	High
Net Income Attributable to Common Shareholders	$134	$175	$258	$335
Less:
Net (income) loss attributable to noncontrolling interests	20	25	(15)	(10)
Preferred stock dividends	(12)	(12)	0	0
Loss from discontinued operations, net of tax	(75)	(70)	(5)	0
Income from continuing operations	201	232	278	345
Income tax expense	(129)	(148)	(177)	(220)
Income from continuing operations, before income taxes	330	380	455	565
Investment earnings	0	0	0	0
Interest expense	(410)	(390)	(460)	(420)
Net loss from extinguishment of long-term debt	0	0	0	0
Operating income	740	770	915	985
Litigation and investigation costs	(10)	(5)	0	0
Impairment of long-lived assets and goodwill, and restructuring charges	(20)	(15)	0	0
Depreciation and amortization	(410)	(430)	(410)	(440)
Adjusted EBITDA	$1,180	$1,220	$1,325	$1,425

Table #3 - Reconciliation of Outlook Adjusted EBITDA to
Outlook Normalized Income from Continuing Operations
for Years Ending December 31, 2012 and 2013

(Unaudited)

	2012		2013
(Dollars in Millions except per share amounts)	Low	High	Low	High
Adjusted EBITDA (from Table #1)	$1,180	$1,220	$1,325	$1,425
Depreciation and amortization	(410)	(430)	(410)	(440)
Interest expense	(410)	(390)	(460)	(420)
Normalized income from continuing operations before income taxes	$360	$400	$455	$565
Income tax expense (a)	(140)	(156)	(177)	(220)
Normalized income from continuing operations (a)	$220	$244	$278	$345
Preferred stock dividends	(12)	(12)	0	0
Net (income) loss attributable to noncontrolling interests	(12)	(7)	(15)	(10)
Normalized net income attributable to common shareholders (a)	$196	$225	$263	$335
Weighted average shares outstanding (in millions)	107	107	99	99
Normalized earnings per share - continuing operations (a)	1.83	2.10	2.66	3.38

(a) Uses tax rate of 39 percent excluding unusual adjustments.